SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [|X|] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[   ]  Preliminary Proxy Statement           [   ]  Confidential, for Use of the
       Commission Only (as permitted                by Rule 14a-6(e)(2))
[|X|]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                STEELCLOUD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [|X|] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1). 1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

         [ ] Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                STEELCLOUD, INC.
                                1306 SQUIRE COURT
                             DULLES, VIRGINIA 20166


Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of SteelCloud, Inc., a Virginia corporation (the "Company") to be held at 10:00 a.m. on May 13, 2004 (the "Annual Meeting"), at its principal executive offices located at 1306 Squire Court, Dulles, Virginia. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on March 17, 2004 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.

The business of the Annual Meeting is to: (i) elect two persons to serve as Class III directors of the Company for a term of three years; (ii) approve an amendment to the Company's 2002 Stock Option Plan to increase the number of shares of common stock issuable upon exercise of options granted pursuant to the Stock Option Plan from 750,000 to 1,500,000, (iii) approve the appointment of Grant Thornton, LLP as independent accountants of the Company for the fiscal year ending October 31, 2004, and (iv) consider and transact such other business as may properly and lawfully come before the Annual Meeting.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

                                           Sincerely,

                                           /s/ Thomas P. Dunne
                                           -------------------
March 1, 2004                              Chairman and Chief Executive Officer

                                STEELCLOUD, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 2004
                    TO THE SHAREHOLDERS OF STEELCLOUD, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of SteelCloud, Inc. (the "Company"), will be held at 10:00 a.m. on May 13, 2004, at the principal executive offices of the Company located at 1306 Squire Court, Dulles, Virginia 20166, for the following purposes:

     1. To elect two Class III directors to serve for the following three years and until their successors are duly elected and qualified;

     2. To approve an amendment to the SteelCloud, Inc. 2002 Stock Option Plan to increase the number of shares of the Company's common stock available for issuance under the plan from 750,000 to 1,500,000

     3. To approve the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2004;

     4. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 17, 2004, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying Continental Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the Continental Stock Transfer & Trust Company is 17 Battery Place, New York, New York 10004.

WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                            By Order of the Board of Directors
March 1, 2004                               /s/ Thomas P. Dunne
Dulles, Virginia                            Chairman and Chief Executive Officer

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 2004

               --------------------------------------------------

                                 PROXY STATEMENT

               --------------------------------------------------


The enclosed proxy is solicited on behalf of the Board of Directors of SteelCloud, Inc. (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. on May 13, 2004 at the Company's headquarters, located at 1306 Squire Court, Dulles, Virginia 20166, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials were mailed on or about March 22, 2004 to all shareholders entitled to vote at the meeting.

                               GENERAL INFORMATION

RECORD DATE; OUTSTANDING SHARES

Only shareholders of record at the close of business on March 17, 2004 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of March 1, 2004 consisted of 12,953,570 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

VOTING OF PROXIES AND REVOCABILITY

All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINESS FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS"; FOR THE APPROVAL TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 2002 STOCK OPTION PLAN FROM 750,000 TO 1,500,000 AND FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, Continental Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

REQUIRED VOTE

The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for the approval of the amendment to the 2002 Stock Option Plan and the approval of Grant Thornton to act as the independent accountants for the fiscal year ending October 31, 2004 and for any other matter that may properly come before the meeting.

THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy, or electronic mail. We have hired Continental Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $1,800.00.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of shareholders of the Company, which are intended to be presented, by such shareholders at the Company's 2004 annual meeting must be received by the Company no later than February 15, 2005 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's Chief Financial Officer and delivered to the Company's principal executive offices at 1306 Squire Court, Dulles, Virginia 20166.

ANNUAL REPORT

The Company's Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended October 31, 2003, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)
GENERAL

The Directors of the Company are divided into three classes with staggered terms. Two Directors, the Class I Directors, were elected at the 2001 Annual Meeting to serve three-year terms and until their successors are elected and duly qualified. Two Directors, the Class II Directors, were elected at the 2002 Annual Meeting to serve three-year terms. Five Directors, one Class I Director, one Class II Director and three Class III Directors, were elected at the 2000 Annual Meeting. Thomas P. Dunne and Benjamin Krieger have been nominated by the Board of Directors for re-election to the Board of Directors as Class III Directors at the 2003 Annual Meeting. Unless authorization is withheld, the persons named, as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

In fiscal year 2003, the Board of Directors met 6 times. All directors attended at least 75% of the meetings.

SHAREHOLDER VOTE REQUIRED

The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

DIRECTORS AND EXECUTIVE OFFICE

Set forth below is certain infarding the directors, including the nominees, and executive officempany:

------------------------------ --- ---------------------------------------------
Name                           Age Position
------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
Thomas P. Dunne                61  Chairman of the Board,  Chief Executive
                                   Officer,  Class III Director (Nominee)

------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
Brian Hajost                   47  Chief Operating Officer

------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
Kevin M. Murphy                32  Chief Financial  Officer,  Vice President of
                                   Administration and Assistant Secretary
------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
Jay Kaplowitz                  57  Class I Director

------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
Richard Prins                  46  Class I Director

------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
James Bruno                    67  Class II Director

------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
VADM E. A. Burkhalter, Jr. USN 74  Class II Director

------------------------------ --- ---------------------------------------------
------------------------------ --- ---------------------------------------------
Benjamin Krieger               65  Class III Director (Nominee)

------------------------------ --- ---------------------------------------------


All Directors are elected to staggered three-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns, or is removed from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There are currently six Directors on the Company's Board of Directors and one vacant Board seat which was created by the resignation of Edward Spear, the Company's former President, Chief Operating Officer and Director, on December 4, 2003. Set forth below is a biographical description of each Director and Officer of the Company:

THOMAS P. DUNNE has been Chairman and Chief Executive Officer of SteelCloud, Inc. since he founded the Company in 1987. Mr. Dunne was elected to serve as a member of the executive committee of the Company's Board of Directors in January 2004.From 1982 to 1987, Mr. Dunne was the Director of Sales of Syntrex, Inc., a corporation that manufactured computer software appliances and servers to the legal profession. Prior thereto, Mr. Dunne spent 12 years with the computer division of Perkin Elmer Corporation, where he held the position of Director of North American Sales.

BRIAN H. HAJOST has been Chief Operating Officer since December 2003. Prior thereto he was Executive Vice President in charge of sales, marketing and investor relations since June 2001. Mr. Hajost has spent 23 years in high tech, the last 15 years in the enterprise software field. He has held various executive and management jobs with TREEV, CheckFree/SSI, Wang, GEISCO, and Docutel/Olivetti. Mr. Hajost graduated with a Bachelor of Science degree in Industrial Marketing from Miami University, Oxford, Ohio.

KEVIN M. MURPHY has been Chief Financial Officer and Vice President of Administration since January 2004. Prior to his current position, he was Vice President of Finance and Administration and Assistant Secretary of the Company since May 2000. Prior thereto, he served as Chief Accounting Officer and Controller of the Company. Prior to joining the Company, Mr. Murphy was employed by Ernst & Young, LLP where he served as a manager in the audit practice. Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University. He is also a Certified Public Accountant.

JAY M. KAPLOWITZ has been a Class I Director since September 2000. Mr. Kaplowitz was elected to serve as a member of the compensation committee of the Company's Board of Directors in January 2004. Mr. Kaplowitz is a founding partner of the law firm Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's Securities Counsel in the United States. Mr. Kaplowitz has more than twenty-five years experience in corporate, banking and securities law. He has negotiated and structured numerous financial and business transactions and has extensive expertise in public and private equity and debt offerings. He received a JD from Boston University, and a BA from Brooklyn College, City University of New York.

RICHARD PRINS has been a Class I Director since June 2001. Mr. Prins was elected to serve as a member of the compensation committee of the Company's Board of Directors in January 2004. Mr. Prins has over 18 years experience in public and private equity related financings and mergers and acquisitions. He is currently Senior Vice President and the Director of Investment Banking at Ferris, Baker Watts, Inc. Prior to joining FBW in 1996, Mr. Prins served as Senior Vice President and Managing Director for the Investment Banking Division of Crestar Securities Corporation. Before joining Crestar in 1988, he spent five years with a leverage buyout group, The Tuscarora Corporation. He holds a Bachelor of Arts degree from Colgate University and a Master of Business Administration from Oral Roberts University. Mr. Prins currently serves on the Board of Directors of Startec Global Communications Corp. (NASDAQ: STGC) and Amphastar, Inc.

JAMES BRUNO has been a Class II Director of the Company since September 2000. Mr. Bruno was elected to serve as a member of each of the executive committee and the audit committee of the Company's Board of Directors in January 2004. Mr. Bruno was formerly President of Syntrex Corporation, prior to which he served as President of the Computer Division of Perkin Elmer Corporation. He had formerly served in various management positions with Electronic Associates, Inc. Mr. Bruno has extensive experience in the computer industry, as well as corporate acquisitions. He has served as a consultant to SteelCloud, Inc. in 1998 and 1997.

VICE ADMIRAL E. A. BURKHALTER, JR., USN (RET.) has been a Class II Director of the Company since January 1997. Mr. Burkhalter was elected to serve as a member of each of the audit committee and the compensation committee of the Company's Board of Directors in January 2004. Mr. Burkhalter is currently the President of Burkhalter Associates, Inc.; a consulting firm providing services in the areas of international and domestic strategy, management policy and technology applications, for both government and industry. Mr. Burkhalter spent 40 years as a member of the United Stated Navy, during which time he held several positions, including Director of Strategic Operations for the Chairman of the Joint Chiefs of Staff. He is currently the Chairman of the Attorney General's Policy Advisory Panel for Law Enforcement Technology, a member to the Defense Intelligence Agency Leadership Council. He is also a trustee of the US Naval Academy Foundation, and president of the Benedictine Foundation.

BENJAMIN KRIEGER has been a Class III Director of the Company since September 1999. Mr. Krieger was elected to serve as a member of each of the executive committee and the audit committee of the Company's Board of Directors in January 2004. Mr. Krieger is currently a partner with WhiteKnight Solutions, LLC, a business consulting firm that specializes in acquisitions, divestitures and strategic alliances. Mr. Krieger was formerly a partner with Corporate Development International, an international company search firm, where he specialized in the pulp and paper, packaging, graphic arts and distribution industries. Prior to CDI, he was President, CEO and a Director of Ris Paper Company. Mr. Krieger began his career with the Mead Corporation where he was promoted through the Company during his 25-year tenure.

The Board has determined that Messrs. Bruno, Krieger, Kaplowitz, Prins and VADM Burkhalter are independent directors as defined in Nasdaq Marketplace Rule 4200.

COMMITTEES OF THE BOARD

During the fiscal year ended October 31, 2003, the Board of Directors held a total of six (6) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during the fiscal year ended October 31, 2003.

The Audit Committee appoints and provides for the compensation of the Company's independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company's financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Audit Committee charter. The Board functions pursuant to the Audit Committee charter adopted by the Board in fiscal 2001. The Audit Committee met four (4) times during the fiscal year ended October 31, 2003. The Board has determined that all current members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, which results in the individual's financial sophistication as set forth in the rules of the Nasdaq Stock Market. In January 2004, the Board elected James Bruno, VADM Burkhalter and Benjamin Krieger to serve on the audit committee during fiscal 2004. The members of the audit committee for the fiscal year ended October 31, 2003 were James Bruno, VADM Burkhalter and Richard Prins.

The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, determining compensation packages for the Chief Executive Officer and the President and Chief Operating Officer of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1997 and 2002 Incentive Stock Option Plans (the "Stock Option Plans"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and recommending to the Board of Directors changes to such plans. The Compensation Committee met once during fiscal 2003. In January 2004, the Board elected VADM Burkhalter, Jay Kaplowitz and Dick Prins to serve on the Compensation Committee for fiscal 2004. During fiscal 2003 the members of the Compensation Committee were VADM Burkhalter, James Bruno and Benjamin Krieger. The Board has determined that all current members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market.

The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are Thomas P. Dunne, James Bruno and Benjamin Krieger, and Brian Hajost and Kevin Murphy were appointed as advisors to the Executive Committee in January 2004 by the Board of Directors. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee met twice during fiscal 2003.

During fiscal 2003 the members of the Executive Committee were Thomas P. Dunne, Edward Spear and James Bruno. The Board intends to establish a nominating committee in connection with or prior to its 2004 Annual Meeting of shareholders to be held in 2005, which as per the Nasdaq Rules is required to consist solely of independent directors.

COMPENSATION OF DIRECTORS

The Company has not paid and does not presently propose to pay, cash compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings. In September 2000, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $1.22 per share. The Company believes the exercise price of $1.22 per share was the fair market value at the time of the grants. In August 2001, the Company granted each of its outside Directors a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $0.66 per share. The Company believes the exercise price of $0.66 per share was the fair market value at the time of the grants. In January 2003, the Company granted each of its outside Directors a stock option to purchase 25,000 shares of the Company's common stock at an exercise price of $1.05 per share. The Company believes the exercise price of $1.05 per share was the fair market value at the time of grants. All of the options granted to the outside directors were pursuant to the Company's 1997 and 2002 Stock Option Plans described below.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who were paid in excess of $100,000 ("Named Officers").

                                                   SUMMARY COMPENSATION TABLE

-------------------------------------------- ---------- ------------------------------ ----------------------
NAME AND PRINCIPAL POSITION                       ANNUAL COMPENSATION
-------------------------------------------- ---------- ------------------------------ ----------------------
-------------------------------------------- ---------- ----------------- ------------ ----------------------
                                                                                          NUMBER OF OPTIONS
                                                 YEAR       SALARY ($)      BONUS ($)          GRANTED
-------------------------------------------- ---------- ----------------- ------------ ----------------------
-------------------------------------------- ---------- ----------------- ------------ ----------------------
Thomas P. Dunne                                  2003        $240,000           -0-                    -0-
Chairman and Chief Executive Officer             2002        $240,000           -0-                 40,000
                                                 2001        $240,000           -0-                200,000
-------------------------------------------- ---------- ----------------- ------------ ----------------------
-------------------------------------------- ---------- ----------------- ------------ ----------------------
Edward Spear                                     2003        $200,000           -0-                    -0-
President and Chief Operating Officer            2002        $200,000           -0-                 30,000
Secretary (1)                                    2001        $200,000           -0-                    -0-
-------------------------------------------- ---------- ----------------- ------------ ----------------------
-------------------------------------------- ---------- ----------------- ------------ ----------------------
Kevin M. Murphy                                  2003        $163,333           -0-                    -0-
Chief Financial Officer, Vice President of       2002        $150,000           -0-                 20,000
  Administration and Assistant Secretary         2001        $125,000           -0-                    -0-
-------------------------------------------- ---------- ----------------- ------------ ----------------------
-------------------------------------------- ---------- ----------------- ------------ ----------------------
Brian H. Hajost                                  2003        $170,000           -0-                    -0-
Chief Operating Officer                          2002        $170,000           -0-                 16,000
                                                 2001       $65,385(2)          -0-                250,000
-------------------------------------------- ---------- ----------------- ------------ ----------------------

         (1) Resigned December 4, 2003.
         (2) Commenced employment June 18, 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR

The Company did not issue Stock Options to any of its Named Officers during fiscal 2003.


                          FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning the number of shares covered by both exercisable and unexercisable stock options as of October 31, 2003. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of October 31, 2003.

------------------- ------------------------------------------------ -------------------------------------
                     NUMBER OF SHARES SUBJECT TO UNEXERCISED OPTIONS  VALUE OF IN-THE-MONEY OPTIONS AT
                                    AT FISCAL YEAR-END                      FISCAL YEAR END (1)
------------------- ------------------------------------------------ -------------------------------------
------------------- ----------------------- ------------------------ ------------------- -----------------
            NAME           EXERCISABLE            UNEXERCISABLE           EXERCISABLE       UNEXERCISABLE
------------------- ----------------------- ------------------------ ------------------- -----------------
------------------- ----------------------- ------------------------ ------------------- -----------------
Thomas P. Dunne              140,000                  100,000              $499,600           $368,000
------------------- ----------------------- ------------------------ ------------------- -----------------
------------------- ----------------------- ------------------------ ------------------- -----------------
Edward Spear                 145,000                        0              $462,600               -
------------------- ----------------------- ------------------------ ------------------- -----------------
------------------- ----------------------- ------------------------ ------------------- -----------------
Kevin M. Murphy               85,000                        0              $258,100               -
------------------- ----------------------- ------------------------ ------------------- -----------------
------------------- ----------------------- ------------------------ ------------------- -----------------
Brian H. Hajost                    0                  125,000              -                  $492,500
------------------- ----------------------- ------------------------ ------------------- -----------------

-------------

(1) Based on the closing price of the Company's Common Stock of $4.49 per share on October 31, 2003.


EMPLOYMENT AGREEMENTS

The Company has an employment agreement with Thomas P. Dunne. The agreement for Mr. Dunne has a term of three years commencing April 1997 and automatically renews for additional one-year terms unless terminated by either the Company or the employee. The agreement provides for a $240,000 salary and a bonus at the discretion of the Company's Board of Directors. The bonus may not exceed the lesser of 5% of the Company's pre-tax income for the preceding fiscal year or $250,000.

INCENTIVE STOCK OPTION PLAN

Under the Company's 1997 Stock Option Plan (the "1997 Option Plan"), options to purchase a maximum of 2,650,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of March 1, 2004 there were 1,789,110 options to purchase shares of common stock outstanding pursuant to the Option Plan.

Under the Company's 2002 Stock Option Plan (the "2002 Option Plan"), options to purchase a maximum of 750,000 shares of common stock of SteelCloud, Inc. (subject to adjustments in the event of stock splits, stock dividends, recapitalizations and other capital adjustments) may be granted to employees, officers and directors of the Company and certain other persons who provide services to the Company. As of March 1, 2004 there were 750,000 options to purchase shares of common stock available for grant pursuant to the Option Plan.

EMPLOYEE STOCK PURCHASE PLAN

In August, 1998, the Board adopted an Employee Stock Purchase Plan (the "Purchase Plan") whereby employees may purchase Company stock through a payroll deduction plan. The purchase price of the stock is 85% of the market price. All employees, including officers but not directors, are eligible to participate in this plan. All of the Named Officers except for the Chief Executive Officer participated in this plan during fiscal 2003. Executive officers whose stock ownership of the Company exceeds five percent of the outstanding common stock are not eligible to participate in this plan.

RETIREMENT PLANS

The Company established a discretionary contribution plan effective May 1, 1999 (the "401(k) Plan") for its employees who have completed one month of service with the Company. The 401(k) Plan is administered by Fidelity Investments and permits pre-tax contributions by participants pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), up to the maximum allowable contributions as determined by the Code. The Company may match participants' contributions on a discretionary basis. In fiscal 2003, the Company contributed $.50 for each $1.00 contributed by the employee up to a maximum of 6% of the employee's annual compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Board of Directors has a Compensation Committee comprised of James Bruno, VADM Burkhalter and Ben Krieger. In January 2004, the Board elected VADM Burkhalter, Jay Kaplowitz and Dick Prins to serve on the Compensation Committee for fiscal 2004. All Compensation committee members are independent pursuant to Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended October 31, 2003 with management and has received the written disclosures and the letter from Grant Thornton LLP, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Grant Thornton the Company's audited financial statements for the fiscal year ended October 31, 2003, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Grant Thornton and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003. The members of the Audit Committee for fiscal 2003 were VADM Burkhalter, Jr., James Bruno and Richard Prins. In January 2004, the Board elected VADM Burkhalter, James Bruno and Benjamin Krieger to serve on the Audit Committee for fiscal 2004, each of which the Board has determined are independent directors under the rules of the Nasdaq Stock Market and each of whom is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities, which results in the individual's financial sophistication as set forth in the rules of the Nasdaq Stock Market.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company's financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through an employee stock purchase plan in which key employees, who own less than 5% of the outstanding stock, are eligible to participate. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors reviews and approves individual officer salaries, bonus plan financial performance goals and bonus plan allocations. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors in the computer and other relevant industries.

Mr. Dunne, pursuant to his employment agreement is eligible for a financial performance bonus of up to 5% of pre-tax income of the Company, not to exceed $250,000.

STOCK PERFORMANCE GRAPH

The graph below provides an indicator of cumulative total return on the Company's common stock as compared with the Russell 3000 Index and the Nasdaq Computer and Data Index during the period from the first fiscal quarter ending January 1999 through the end of fiscal 2003. The graph shows the value, at the end of each fiscal quarter, or $100 invested in the Company's common stock or the indices in January 1999 and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.


STEELCLOUD, INC. STOCK PERFORMANCE CHART

MEASUREMENT PERIOD        STEELCLOUD                                 RUSSELL 3000            NASDAQ
                        CLOSING PRICE*        SCLD      R3000 CP         INDEX      NICP      INDEX
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

 Jan-99............                   4.19      49.29      686.630     145.89     1371.800   230.65
 Apr-99............                   2.09      24.59      715.490     152.02     1293.830   217.54
 Jul-99............                   2.75      32.35      712.370     151.36     1365.120   229.53
 Oct-99............                   1.19      14.00      726.500     154.36     1613.720   271.33
 Jan-00............                   2.63      30.88      761.730     161.84     2212.470   372.00
 Apr-00............                   2.44      28.68      797.060     169.35     2253.900   378.97
 Jul-00............                   1.75      20.59      781.090     165.96     2243.840   377.27
 Oct-00............                   1.00      11.76      788.020     167.43     1986.810   334.06
 Jan-01............                   1.19      14.00      749.980     159.35     1475.980   248.17
 Apr-01............                   0.53       6.24      686.120     145.78     1061.150   178.42
 Jul-01............                   0.70       8.24      665.490     141.40     1008.740   169.61
 Oct-01............                   0.85      10.00      582.220     123.70      821.640   138.15
 Jan-02............                   3.23      38.00      625.600     132.92     1004.310   168.86
 Apr-02............                   2.87      33.76      604.130     128.36      794.330   133.56
 Jul-02............                   1.90      22.35      508.120     107.96      621.100   104.43
 Oct-02............                   1.04      12.24      490.950     104.31      622.070   104.59
 Jan-03............                   1.04      12.24      476.910     101.33      609.760   102.52
 Apr-03............                   1.26      14.82      510.330     108.43      676.330   113.72
 Jul-03............                   3.04      35.76      558.520     118.67      800.540   134.60
 Oct-03............                   4.49      52.82      596.280     126.69      904.690   152.11

Amount invested.....                100.00

* All figures are closing prices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company. As of the date hereof the Company had 12,953,570 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                                                                                  PERCENTAGE OF
                                                   NUMBER OF SHARES OF             OUTSTANDING
             NAME AND ADDRESS OF                      COMMON STOCK                COMMON STOCK
            BENEFICIAL OWNER (1)                   BENEFICIALLY OWNED          BENEFICIALLY OWNED

Thomas P. Dunne (2)..........................          1,850,321                     13.9%
Kevin M. Murphy (3)..........................            119,450                         *
Brian Hajost (4).............................            254,900                      1.9%
James Bruno (5)..............................             78,000
                                                                                         *
VADM E.A. Burkhalter (6).....................            125,000
                                                                                         *
Benjamin Krieger (6).........................            100,000                         *
Richard Prins (6)............................             40,000                         *
Jay M. Kaplowitz (6).........................             45,000                         *
033 Asset Management LLC (7)                             732,755                      5.6%
                                              --------------------------------------------------------

All Executive Officers and Directors as a
  Group (8 persons)(2)-(6)...................          2,612,671                     18.8%

-----------------
     * persons less than 1%

(1) The address of each of such individuals is c/o SteelCloud, Inc., 1306 Squire Court, Dulles Virginia 21066.

(2) Includes: (i) 340,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, (ii) 144,999 shares of common stock held in trust for Mr. and Mrs. Dunne's children, pursuant to which Mr. Dunne is the Trustee, and (iii) 434,334 shares of Common Stock held by Claudia Dunne, Mr. Dunne's wife, of which Mr. Dunne disclaims beneficial ownership. Does not include 50,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, which are not exercisable within the next sixty days from the date hereof.

(3) Includes 85,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(4) Include 125,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(5) Includes 75,000 shares of Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(6) Represents shares of the Company's Common Stock underlying stock options granted pursuant to the 1997 Stock Option Plan, all of which are currently exercisable.

(7) The address for 033 Asset Management LLC is 125 High Street, Suite 1405, Boston, Massachusetts 02110. The information contained herein with respect to 033 Asset Management LLC has been obtained from the filing of a Schedule 13D by 033 Asset Management LLC on January 28, 2004. 033 Asset Management is the investment manager of (i) 033 Growth Partners I, L.P., (ii) 033 Growth Partners II, L.P., (iii) Oyster Pond Partners, L.P. and (iv) 033 Growth International Fund, Ltd. (together, the "Funds").033 Asset Management LLC may be deemed, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, to be the beneficial owner of an aggregate of 732,755 shares of our common stock held by the Funds. 033 Asset Management LLC disclaims any economic interest or beneficial ownership of the shares of common stock held by the Funds.

CERTAIN TRANSACTIONS

During the fiscal year ended October 31, 2003, the Company paid $79,450 to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP in connection with legal services. Mr. Kaplowitz, a member of SteelCloud, Inc.'s Board of Directors, is a partner at Gersten, Savage, Kaplowitz, Wolf & Marcus LLP.

During the fiscal year ended October 31, 2003, the Company paid Ferris Baker Watts Incorporated ("FBW"), an investment banking firm at which Richard Prins, a member of SteelCloud Inc.'s Board of Directors, is a Managing Director, $168,750 and issued 56,536 warrants to purchase shares of SteelCloud's common stock in connection with FBW's role as co-placement agent in the Company's private offering in October 2003.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and Nasdaq. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that during the fiscal year ended October 31, 2003, its executive officers, directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

                                PROPOSAL TO AMEND
                           THE 2002 STOCK OPTION PLAN
                                  (PROPOSAL 2)

            On May 15, 2002, the shareholders of the Company adopted the SteelCloud, Inc. 2002 Stock Option Plan (the "Option Plan"). The purpose of the 2002 Option Plan is to grant officers, directors, employees and others who provide significant services to the Company a favorable opportunity to acquire Common Stock so that they have an incentive to contribute to its success and remain in its employ. On February 26, 2004, the Board of Directors approved the increase of the number of shares of common stock subject to issuance under the Option Plan to 1,500,000. This increase is subject to shareholder approval.

            The Board of Directors believes that it is in the best interests of the Company to continue the Option Plan and recommends that the shareholders approve an amendment to the 2002 Stock Option Plan to increase the cumulative aggregate number of shares of common stock subject to issuance thereunder from a maximum of 750,000 to 1,500,000.

DESCRIPTION OF 2002 STOCK OPTION PLAN

         All officers, directors and other employees of the Company and other persons who perform significant services for or on behalf of the Company are eligible to participate in the 2002 Option Plan. The Company currently has approximately 91 full-time employees.

         The Company may grant under the 2002 Option Plan both incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify for incentive treatment under the Code ("Nonstatutory Options"). There are currently 750,000 options available for grant under the 2002 Stock Option Plan and upon the approval of the amendment to the 2002 Stock Option plan there will be 1,500,000 options available for grant under the 2002 Stock Option Plan.

ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (the "Board"), if each member is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or a committee (the "Committee") of two or more directors, each of whom is a disinterested person. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

         Subject to the provisions of the 2002 Option Plan, the Committee has the authority to construe and interpret the 2002 Option Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2002 Option Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2002 Option Plan, the Committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Incentive Stock Options or Nonstatutory Options, or both, and the amount, price, restrictions and all other terms and provisions of such options (which need not be identical).

STOCK SUBJECT TO THE 2002 OPTION PLAN

                  Subject to adjustment as described below, the stock to be offered under the 2002 Option Plan are shares of authorized but unissued Common Stock, including any shares repurchased under the terms of the 2002 Option Plan or any stock option agreement ("Stock Option Agreement") entered into pursuant to the 2002 Option Plan. The cumulative aggregate number of shares of Common Stock to be issued under the 2002 Option Plan will not exceed 1,500,000, subject to adjustment as described below.

EXERCISE PRICE

         The exercise price of each Incentive Stock Option granted under the 2002 Option Plan will be determined by the Committee, but will be not less than 100% of the "Fair Market Value" (as defined in the 2002 Option Plan) of Common Stock on the date of grant (or 110% of Fair Market Value in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The exercise price of each Nonstatutory Option will be determined by the Committee, but will not be less than 85% of the Fair Market Value of Common Stock on the date of grant. Whether an option granted under the 2002 Option Plan is intended to be an Incentive Stock Option or a Nonstatutory Stock Option will be determined by the Committee at the time the Committee acts to grant the option and set forth in the related Stock Option Agreement.

         "Fair Market Value" for purposes of the 2002 Option Plan means: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if Common Stock is then listed on the Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked price (in all other cases) for Common Stock on the day prior to such date as reported by Nasdaq or such successor quotation system; or (iii) if there is no listing or trading of Common Stock either on a national exchange or over-the-counter, that price determined in good faith by the Committee to be the fair value per share of Common Stock, based upon such evidence as it deems necessary or advisable. On February 24, 2004, the Fair Market Value was $2.07 per share based on the closing bid price of the Common Stock as reported on Nasdaq.

         In the discretion of the Committee exercised at the time the option is exercised, the exercise price of any option granted under the 2002 Option Plan will be payable in full in cash, by check or by the optionee's interest-bearing promissory note (subject to any limitations of applicable state corporations law) delivered at the time of exercise. In the discretion of the Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for Common Stock of the Company (valued for this purpose at its Fair Market Value on the day of exercise) or other property deemed appropriate by the Committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the Committee. The Committee also has discretion to permit consecutive book entry stock-for-stock exercises of options.

         Irrespective of the manner of payment of the exercise price of an option, the delivery of shares pursuant to the exercise will be conditioned upon payment by the optionee to the Company of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

EXERCISE PERIOD

         The Committee shall provide, in the terms of each Stock Option Agreement, when the option subject to such agreement expires and becomes unexercisable, but in no event will an Incentive Stock Option granted under the Plan be exercisable after the expiration of ten years from the date it is granted. Without limiting the generality of the foregoing, the Committee may provide in the Stock Option Agreement that the option subject thereto expires 30 days following a Termination of Employment for any reason other than death or disability or six months following a Termination of Employment for disability or following an optionee's death; provided, however, that in no event shall any option granted under the Plan be exercised after the expiration date of such option set forth in the applicable Stock Option Agreement.

EXERCISE OF OPTIONS

         Each option granted under the 2002 Option Plan will become exercisable in a lump sum or in such installments, which need not be equal, as the Committee determines, provided, however, that each option will become exercisable as to at least 10% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted. If in any given installment period the holder of an option does not purchase all of the shares which the holder is entitled to purchase in that installment period, the holder's right to purchase any shares not purchased in that period will continue until the expiration or sooner termination of such holder's option. The Committee may, at any time after grant of the option and from time to time, increase the number of shares purchasable in any installment, subject to the total number of shares subject to the option and the limitations set forth in the 2002 Option Plan as to the number of shares as to which Incentive Stock Options may first become exercisable in any year.

TRANSFERABILITY OF OPTIONS

         An option granted under the 2002 Option Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and will be exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES; LEGENDS

         In order to enforce any restrictions imposed upon Common Stock issued upon exercise of any option granted under the 2002 Option Plan or to which such Common Stock may be subject, the Committee may cause a legend or legends to be placed on any share certificates representing such Common Stock.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; MERGER AND CONSOLIDATION

         If the outstanding shares of Common Stock are changed into, or exchanged for cash or different number or kind of shares or securities of the Company or of another corporation through reorganization, merger, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination stock reclassification or similar transaction, an appropriate adjustment will be made by the Committee in the number and kind of shares as to which options may be granted. In the event of such change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee will also make a corresponding adjustment in the number or kind of shares, and the exercise price per share allocated to unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised options or portions thereof, of options which have been granted prior to such change. Any such adjustment, however, will be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

         In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of Common Stock, the Committee will make such an adjustment to the exercise prices of options then outstanding under the 2002 Option Plan as it determines is appropriate and equitable to reflect such diminution.

         In connection with the dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company, a reorganization of the Company in which another entity is the survivor, a merger or reorganization of the Company under which more than 50% of the Common Stock outstanding prior to the merger or reorganization is converted into cash or into another security, a sale of more than 50% of the Company's assets, or a similar event that the Committee determines would materially alter the structure of the Company or its ownership, the Committee, upon 30 days prior written notice to the option holders, may do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel options upon payment to the option holders in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of any amount that is the equivalent of the Fair Market Value of the Common Stock (at the effective time of the dissolution, liquidation, merger, reorganization, sale or other event) or the fair market value of the option.

         No fractional shares of Common Stock will be issued on account of any of the foregoing adjustments.

AMENDMENT AND TERMINATION

         The Board or the Committee may at any time suspend, amend or terminate the 2002 Option Plan and may, with the consent of an optionee, make such modifications of the terms and conditions of such optionee's option as it deems advisable; provided, however, that without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan. The amendment, suspension or termination of the 2002 Option Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option.

         No option may be granted during any period neither of suspension nor after termination of the 2002 Option Plan.

PRIVILEGES OF STOCK OWNERSHIP; REPORTS TO OPTION HOLDERS

         A participant in the 2002 Option Plan will not be entitled to the privilege of stock ownership as to any shares of Common Stock unless and until they are actually issued to the participant.

         The Company will furnish to each optionee under the 2002 Option Plan the Company's annual report and such other periodic reports, if any, as are disseminated by the Company in the ordinary course to its stockholders.

TERMINATION

         Unless earlier terminated by the Board or the Committee, the 2002 Option Plan will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 2002 Option Plan will not affect the validity of any Stock Option Agreement outstanding at the date of such termination.

FEDERAL INCOME TAX TREATMENT

         Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

         Optionees who receive Nonstatutory Options will be subject to taxation upon exercise of such options on the spread between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of such options. This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonstatutory Options do not give rise to a tax preference item subject to the alternative minimum tax.

SHAREHOLDER VOTE REQUIRED

Approval of the amendment to the Company's 2002 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
               AMENDMENT TO THE COMPANY'S 2002 STOCK OPTION PLAN.

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                       RATIFICATION OF THE APPOINTMENT OF
                 GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 3)

Subject to ratification by the shareholders, the Board of Directors appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 2003.

AUDIT FEES. The Company engaged Grant Thornton as its independent accountants in October 2003. In connection with the audit of the Company's annual financial statements for fiscal year 2003, Grant Thornton billed the Company approximately $98,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES. The aggregate fees billed by Grant Thornton LLP for professional services rendered during fiscal year 2003 relating to the review of the Company's tax returns, filing amended tax returns based on work performed to analyze the Company's $13.4 million deferred tax asset, consultations on accounting standards and other miscellaneous services was approximately $80,000.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Grant Thornton's independence.

Fiscal 2003 was the second year that Grant Thornton LLP has audited the Company's financial statements.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL ISSUES

On October 10, 2002, SteelCloud, Inc. (the "Company") dismissed Ernst & Young LLP ("E&Y") as its independent certified public accountants. During the fiscal years ended October 31, 2001 and 2000 the reports by Ernst & Young LLP on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to October 10, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, other than the matter discussed below.

As discussed on the Company's quarterly financial conference call held on June 6, 2002, during the quarter ended April 30, 2002, the Company and Ernst & Young LLP had a difference of opinion with respect to revenue recognition relating to a contractual arrangement between the Company and one of its customers for the delivery of assembled computer units. The arrangement provides the customer with the ability to order and pay for certain components to be included in the units prior to delivery of the completed units. Ernst & Young LLP concluded that the payments received from the customer relating to such components should be deferred and recognized as revenue concurrent with the delivery of the completed units as delivery of the components had not yet occurred, and there remained services to be rendered and obligations to be satisfied. Ernst & Young LLP discussed this matter with members of the Audit Committee and members of the Board of Directors. After management discussed Ernst & Young LLP's opinion with members of the Company's Audit Committee, the Company accepted Ernst & Young LLP's opinion and adopted the accounting treatment suggested by Ernst & Young LLP with respect to revenue recognition in connection with this matter and does not continue to have a difference of opinion with Ernst & Young with respect to this matter.

On October 11, 2002, upon receipt of approval of the Audit Committee of the Company's Board of Directors, the Company engaged Grant Thornton LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through October 11, 2002, the Company did not consult with Grant Thornton LLP on any accounting or auditing issues.

The Company authorized Ernst & Young LLP to respond fully to any inquiries of Grant Thornton LLP concerning the subject matter discussed above.


SHAREHOLDER VOTE REQUIRED

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the Board of Director's selection of Grant Thornton LLP.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY
                GRANT THORNTON, LLP AS THE COMPANY'S INDEPENDENT
                       ACCOUNTANTS FOR THE ENSUING YEAR.

                                  OTHER MATTERS

There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Thomas P. Dunne
                                         Chairman and Chief Executive Officer
March 1, 2004
Dulles, Virginia

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